Exhibit 10.1

FINANCIAL ADVISORY AGREEMENT

This Financial Advisory Agreement (the “Agreement”) is made as of January 27, 2006 (the “Effective Date”) by and between Vistula Communications Services, Inc. (the “Company”) and Indigo Ventures LLC (“Indigo” or the “Advisor”).

1. Engagement of Advisor.  The Company hereby engages the Advisor on a non-exclusive basis for the term of this Agreement, and the Advisor hereby agrees, to advise, consult with, and assist the Company in various matters which may include, without limitation (i) a review of the Company’s business, operations and financial condition, including advising on capitalization structures; (ii) advice relating to general capital raising matters; (iii) recommendations relating to specific business operations, transactions and joint ventures;  (iv) advice regarding future financings involving debt or equity securities of the Company or any affiliate; and (v) assistance in connection with the due diligence review of any significant acquisition transactions proposed by the Company during the term of this Agreement.   In the event that Company engages Advisor in connection with any future offering of the Company’s securities, the Company and the Advisor shall execute a mutually satisfactory Placement Agent Agreement which shall set forth, among other things, the Advisor’s compensation for rendering placement agent services in connection with such offering and the material terms of such offering.  The Advisor agrees to prepare and deliver to the Company (i) an oral update outlining the services provided by the Advisor to the Company hereunder in each month during the term of this Agreement no later than five (5) business days following the end of such month and (ii) a written report outlining the services provided by the Advisor to the Company hereunder in each quarter during the term of this Agreement no later than five (5) business days following the end of such quarter and to provide to the Company such information as reasonably requested by the Company in connection with the performance of services by the Advisor under this Agreement.

2. Compensation; Stock Grant; Expenses.  (a) As compensation for services rendered to the Company under this Agreement, the Company shall pay to the Advisor a cash fee of $20,000 per month in arrears (“Consulting Fee”) for Consulting Services, increasing to $30,000 per month beginning in the first month following the consummation by the Company of a significant debt or equity financing from which the Company obtains gross proceeds of at least $5 million.  The Advisor Equity shall be subject to the following restrictions: (i) such equity shall be non-transferable by Advisor (other than affiliate transfers) prior to the first anniversary of the date of issuance of such equity and (ii) such equity shall not be entitled to any registration rights benefiting other Company common stock.  The Company and Advisor shall agree on the value of the Advisor Equity for tax reporting purposes at the time such equity is issued; provided, however, that if the parties are unable to agree upon such valuation or if the Company’s independent auditor concludes that the actual value of the Advisor Shares is greater than the agreed valuation, the parties shall obtain an appraisal of the Advisor Equity by an independent appraiser acceptable to both parties, at the sole cost of the Advisor, and the appraisal of the Advisor Shares by such independent appraiser shall be the agreed value of the Advisor Equity for the purposes of this Agreement.

(b)           The Company hereby grants the Advisor 1,500,000 restricted shares of the Company’s common stock as additional compensation for services rendered hereunder (“Advisor Shares”).  The Advisor Shares shall vest upon the earlier of: (i) the closing of a significant acquisition as may be described in a written notice delivered by the Company to the Advisor on or after the date hereof, (ii) subject to the approval of the compensation committee of the Company, the closing of another major acquisition or financing transaction on which the Advisor provides advice, (iii) a Change of Control (as defined below) in the Company, or (iv) the one year anniversary of the Effective Date.  Except as expressly provided herein, the Advisor Shares may not be sold, assigned or transferred by the Advisor for a one (1) year period beginning on the Effective Date and ending on the one (1) year anniversary of such Effective Date.  If the Advisor Shares are not covered by an effective registration statement on the first anniversary of the Effective Date, the Advisor may request that the Company use commercially reasonable efforts to cause such Advisor Shares to be registered under the Securities Act of 1933, as amended, by July 1, 2007.  For the purposes of this Section 2(b), a “Change of Control” shall mean (i) any consolidation or merger of the Company in which stockholders of the Company immediately prior to such consolidation or merger do not beneficially own (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) at least a majority of the outstanding equity of the resulting or surviving entity following such consolidation or merger, (ii) any sale of all or substantially all of the assets of the Company or (iii) a transaction or series of related transactions as a result of which any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) shall become the beneficial owner (within the meaning of such Rule) of a majority of the Company’s outstanding equity, but not including the public offering of equity securities by the Company registered under the Securities Act of 1933 or any other sale of shares of stock or convertible securities by the Company in exchange for cash in a financing transaction.

(c)           In the event that this Agreement is terminated by the Company in accordance with Section 6 hereof as a result of a material breach of this Agreement by the Advisor, the Company shall have the right and option to repurchase fifty percent (50%) of all unvested Advisor Shares at a purchase price of $0.001 per share, which right and option shall be exercised by the Company by delivery of written notice (the “Repurchase Notice”) to the Advisor.  Such Repurchase Notice shall set forth a time and place of the closing of such purchase no later than 30 days after the date of such Repurchase Notice.  At such closing, the Advisor shall deliver the stock certificate or certificates representing such Advisor Shares, together with a stock power with respect to such Advisor Shares duly executed in blank; and upon such delivery the Company shall pay the aggregate purchase price for such shares to the Advisor in cash or by check.

(d)           (i) the Advisor Shares shall not be entitled to receive dividends or distributions from the Company while the Advisor Shares are held by the Advisor or any of its affiliates; provided, however, that if notwithstanding the foregoing the Company is required by applicable law to distribute such dividends or distributions to the Advisor (or any of its affiliates) with respect to the Advisor Shares, the Advisor or such affiliate shall promptly forfeit and waive such dividend or distribution and promptly return such dividend or distribution to the Company and (ii) the Advisor hereby irrevocably appoints the board of directors of the Company, or any of them acting singly, proxies and attorneys-in-fact, with full power of substitution, to vote all of such Advisor Shares on any matter put to the vote of the stockholders of the Company in the same proportions as the other outstanding shares of the Company are voted for and against any such matter while such shares are held by the Advisor or any of its affiliates.

(e)           The Company will pay or reimburse the Advisor for all necessary and reasonable out-of-pocket costs and expenses directly incurred by the Advisor in performing its obligations under this Agreement, which costs and expenses shall include, but not be limited to, travel expenses incurred in performing its duties hereunder, including due diligence, in connection with this Agreement and any transactions on which the Advisor provides advice or assistance hereunder; provided that no single item of expense in excess of $500.00 shall be paid or reimbursed by the Company unless such expense is incurred with the prior written approval of the Company.  In seeking reimbursement for expenses, the Advisor shall provide to the Company a written statement or statements detailing expenses for which reimbursement is sought together with copies of invoices and other documentation supporting such expenses.  Reimbursable expenses shall be payable by the Company within 30 days of receipt by the Company.

3. Business Practice.  The Company recognizes that the Advisor is in the business of advising and consulting with other businesses, some of which businesses may be in competition with the Company.  The Company acknowledges and agrees that the Advisor may advise and consult with other businesses, including those which may be in competition with the Company in the course of advising and consulting with such other businesses provided however that that the Advisor shall not disclose or use any confidential information of the Company or its affiliates, and shall not be required to devote its full time and resources to performing services on behalf of the Company under this Agreement.  The Advisor shall only be required to expend such time and resources as are reasonably appropriate to advise and assist the Company as provided for herein.

4. Indemnification.  The Company agrees to indemnify and hold harmless the Advisor and its directors, officers, employees, agents and controlling persons (each such person is hereinafter referred to as an “Indemnified Party”), from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, to which any such Indemnified Party may become subject under any applicable federal or state law of the United States of America or otherwise, caused by, relating to or arising out of the engagement evidenced hereby. The Company will reimburse any Indemnified Party for any reasonable out-of-pocket expenses (including fees and expenses of counsel reasonably acceptable to the Company) as they are incurred by an Indemnified Party in connection with the defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not resulting in liability; provided, however, that at the time of such reimbursement the Indemnified Party shall have entered into an agreement with the Company whereby the Indemnified Party agrees to repay all such reimbursed amounts if it is determined in a final judgment by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnity from the Company. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Party under the foregoing indemnification provisions for any settlement made without the Company’s prior written consent, which shall not be unreasonably withheld, or to the extent that any loss, claim, damage, liability or expense results directly from any such Indemnified Party’s willful misconduct or gross negligence.

If for any reason (other than a final non-appealable judgment finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct or as a result of a settlement made without the Company’s prior written consent) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other, but also the relative fault by the Company and the Indemnified Party, as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such losses, claims, damages, liabilities or expenses exceed the amount of fees actually received and retained by the Advisor hereunder.

5. Confidentiality.  All non-public information concerning the Company and its affiliates which is provided or disclosed to the Advisor in connection with this engagement shall be used solely in the course of the performance of the Advisor’s services hereunder.  Except as otherwise required by law or regulatory authority, the Advisor shall not use or disclose such non-public information to a third party without the prior consent of the Company.

6. Term of Agreement.  This Agreement shall terminate on the first anniversary of the date hereof, provided that, this Agreement shall automatically renew for subsequent twelve (12) month periods unless either party submits a written termination notice to the other party sixty (60) days prior to the expiration of the applicable term.  The Company may elect to terminate this Agreement in the event that the Advisor fails to remedy a material breach by the Advisor of its obligations hereunder within seven (7) days of written notice from the Company of such breach or immediately if such breach is incapable of being remedied by the Advisor.  The Advisor shall be deemed to have committed a material breach of this Agreement in the event that it is grossly negligent in the performance of its services hereunder or in the event that a material conflict of interest arises during the term of this Agreement with respect to the Advisor and its ability to perform the services contemplated hereunder in the reasonable determination of the Company.  Upon termination of this Agreement, neither party shall have any further rights or obligations to the other, except that (i) the Company shall be obligated to pay any accrued fees referred to in section 2(a) hereof, (ii) the Company shall be obligated to reimburse expenses under section 2(b) incurred by the Advisor during the period prior to termination of this Agreement, and (iii) the Advisor and the Company shall continue to be bound by the provisions of Sections 4 and 5 hereof.

7. Relationship of Parties.  The parties agree that their relationship under this Agreement is an advisory relationship only, and nothing herein shall cause the Advisor to be partners, agents or fiduciaries of, or joint venturers with, the Company or with each other.  Except as expressly set forth herein, the Advisor is not authorized to transact business, accept or execute agreements, incur obligations (expressed or implied), or otherwise act in any manner in the name of, or on the behalf of the Company or make any promise, warranty or representation with respect to the Company, the services provided by the Company or any other matter relating to the Company.

8. Notices.  All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally, on the first business day following the date of actual receipt if delivered by telecopier, telex or other similar communication to the party or parties to whom notice is to be given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the Advisor and to the Company at the addresses set forth below, or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

Advisor:	Indigo Ventures LLC
780 Third Avenue
Suite 2302
New York, NY 10022
Attention: Eric Brachfeld

Company:	Vistula Communications Services, Inc.
Suite 801, 405 Park Avenue
New York, NY 10022
Telecopy No.: (212) 832-7563
Attention: Chief Executive Officer

with a copy to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Telecopy No.: (617) 832-7000
Attention: Paul Bork, Esq.

9. Parties.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of laws.

11. Entire Agreement.  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, merges and supersedes all prior discussions and agreements relating thereto, including without limitation, the provisions of Section 4.A.(iii) of the existing Placement Agent Agreement between the Company and Indigo Securities, LLC, and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

12. Assignment.  Neither party shall assign this Agreement, or any rights under it, without the other party’s prior written consent.  Any attempt to do so is void.  Notwithstanding the foregoing, the Company may assign this Agreement with written notice to the Advisor in connection with a merger or the sale of all or substantially all of the Company’s assets or shares.  This Agreement will be binding upon the successors and permitted assigns of the respective parties.

13. Severability.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

14. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.  Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the 27th day of January, 2006.

INDIGO VENTURES LLC

By:	/s/ Eric Brachfeld
Eric Brachfeld
Managing Member

VISTULA COMMUNICATIONS SERVICES, INC.

By:	/s/ Rupert Galliers-Pratt
Name: Rupert Galliers-Pratt
Title: Chairman, President and Chief Executive Officer